Exhibit 99

Form 3 Joint Filer Information

Name: Bronco Drilling Holdings, L.L.C.

Address:  c/o Wexford Capital LLC
          411 West Putnam Avenue
          Greenwich, Connecticut 06830

Designated Filer:  Wexford Capital LLC

Issuer & Ticker Symbol:  Bronco Drilling Company, Inc. (BRNC)

Date of Event Requiring Statement:  August 15, 2005

Signature:   /s/ ARTHUR H. ARMON
             By: Arthur H. Armon, Principal & Secretary
             Wexford Capital LLC